Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Venhub Global, Inc. of our report dated March 24, 2026 relating to the consolidated financial statements of Venhub Global, Inc., which appears in Venhub Global, Inc.,’s Annual Report on Form 10-K for the year ended December 31, 2025

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

September 10, 2026

9555 S. Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com